REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Registration Rights Agreement") is made October 10, 1997, by and between Black Warrior Wireline Corp., a Delaware corporation (the "Company"), and Diamondback Directional, Inc., a Texas corporation ("DDI").

     WHEREAS, on the date hereof the Company and DDI are holding a closing (the "Closing") pursuant to an Asset Purchase Agreement (the "P&S Agreement") effective September 1, 1997 among the Company, DDI, Alan Mann and Michael Dale Jowers; and

     WHEREAS, pursuant to Section 2.5(a) of the P&S Agreement, the Company has agreed to issue and sell to DDI and DDI has agreed to purchase 647,569 shares (the "Shares") of the Common Stock, par value $0.0005 per share, of the Company in payment of a portion of the Purchase Price (as defined in the P&S Agreement); and

     WHEREAS, the Company has agreed to grant to DDI certain rights to have the Shares registered under the Securities Act of 1933, as amended, as provided herein.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.2 "Holder" shall mean DDI or any Qualified Transferee.


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     1.3 "Qualified Transferee" shall mean any stockholder of DDI as of the date hereof to whom the Registrable Securities and the rights hereunder have been transferred prior to the filing by the Company of a registration statement with the Commission pursuant to Article II hereof.

     1.4 "Registrable Securities" shall mean (i) the Shares; and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Shares upon a stock split, stock dividend, recapitalization or other similar event involving the Company until such Shares are registered pursuant to a Registration Statement or the exemption from registration under Rule 144(k) (or successor Rule) under the Securities Act is available with respect to the Shares.

     1.5 The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

     1.6 "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with this Registration Rights Agreement, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

     1.7 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     1.8 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by DDI and, except as set forth above, all fees and disbursements of counsel for DDI.

     1.9 "Underwritten Public Offering" shall mean a public offering in which Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between the Company and such underwriters.


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

                                   ARTICLE II
                               REGISTRATION RIGHTS

     2.1 Registration Rights.

        2.2.1 Subject to the terms hereof, if: (i) at any time or from time to time the Company shall determine to register any of its securities in an Underwritten Public Offering (except for registration statements on Form S-8 relating to employee benefit plans); and (ii) DDI or any Qualified Transferee is the beneficial owner of any Registrable Securities; then the Company will promptly give to the Holders written notice thereof no less than ten (10) days prior to the filing of any registration statement, and include in such Underwritten Public Offering (and any related qualification under blue sky laws or other compliance), such Registrable Securities as the Holders may request in a writing delivered to the Company within five (5) days after the Holders' receipt of the Company's written notice.

        2.2.2 Notwithstanding any other provision of this Section, if the managing underwriter of such Underwritten Public Offering concludes in its reasonable judgment that the number of shares to be registered for selling shareholders (including the Holders) would materially adversely affect such offering, subject to the terms of any agreements which may grant to other persons senior registration rights to which the Company is a party, the number of Registrable Securities to be registered, together with the number of shares of Common Stock or other securities held by other shareholders proposed to be registered in such offering, shall be reduced on a pro rata basis based on the number of Registrable Securities proposed to be sold by the Holders as compared to the number of shares proposed to be sold by all shareholders. The Registrable Securities so excluded by the managing underwriter shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the managing underwriter may require.

        2.2.3 The Company shall have the right to terminate or withdraw any registration initiated by it under this Section prior to the effectiveness of such registration whether or not the Holders have elected to include securities in such registration.

     2.2 Expenses of Registration. All Registration Expenses shall be borne by the Company. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders

     2.3 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Registration Rights Agreement, the Company will keep the Holders advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

        2.3.1 Prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective until the distribution described in such registration statement has been completed;

        2.3.2 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the public sale of the shares by the Holders, and promptly furnish to the Holders notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities.

     2.4 Certain Information. The Holders agree, with respect to any Registrable Securities included in any registration, to furnish to the Company such information regarding the Holders, the Registrable Securities and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

     2.5 Assignment. Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned by either of the parties without the prior written consent of the other party; provided, however, that any assignment by DDI to any Qualified Transferee shall not require the prior written consent of the other party. The Company shall not be obligated to recognize any such assignment by DDI to a Qualified Transferee unless and until the Company shall have received written notice from DDI specifying the name and address of the Qualified Transferee(s) and identifying the Registrable Securities with respect to which such rights hereunder have been assigned.


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

     2.6 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.

     2.7 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. This Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders.

     2.8 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed:

                  If to DDI:

                  Diamondback Directional, Inc.
                  13843 Highway 105 West - Suite 212
                  Conroe, Texas  77304

or at such other address as DDI shall have furnished to the Company in writing;

                  If to any Qualified Transferee:

                  To such address as DDI shall have furnished the Company in writing pursuant to Section 2.5.

                  If to the Company

                  Black Warrior Wireline Corp.
                  3748 Highway #45 North
                  Columbus, Mississippi  39701
                  Attention:  William L. Jenkins, President

or a such other address as the Company shall have furnished to the Holders. Each such notice or other communication shall, for all purposes of this Agreement, be treated as effective upon receipt.

     2.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     2.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     2.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the Company has executed this agreement effective upon the date first set forth above.


                                                  BLACK WARRIOR WIRELINE CORP.



                                            By:_________________________________
                                                   William L. Jenkins, President



                                                  DIAMONDBACK DIRECTIONAL, INC.



                                            By:_________________________________
                                                    Alan Mann, President



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